EXHIBIT 15.1 - ACKNOWLEDGEMENT BY
                               COOPERS & LYBRAND


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                       [LETTERHEAD OF COOPERS & LYBRAND]

                                 ACKNOWLEDGMENT


October 27, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:  Grupo Iusacell, S.A. de C.V.
                 Registration on Form F-4

Ladies and Gentlemen:

We are aware that our report dated April 18, 1997 on our review of the interim financial information of Grupo Iusacell, S.A. de C.V. and subsidiaries as of March 31, 1997 and 1996 and for the three month periods then ended, is included in this registration statement.

Pursuant to Rules 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of that Act.

                                                Very truly yours,


                                                Coopers & Lybrand
                                          Despacho Roberto Casas Alatriste


                                          /s/ Juan Manuel Ferron Solis
                                          --------------------------------------
                                               Juan Manuel Ferron Solis
                                                  Public Accountant


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